Exhibit 99.1

MARK PARRELL TO RESIGN FROM BROOKDALE BOARD OF DIRECTORS
Board Continues Process of Exploring Options and Alternatives to
Create and Enhance Shareholder Value
NASHVILLE, Tenn., April 12, 2017 — Brookdale Senior Living Inc. (NYSE: BKD) today announced that Mark J. Parrell, a member of Brookdale’s Board of Directors since 2015, has submitted notice that he will resign from the Board effective at the close of business on July 24, 2017 (the currently scheduled date of Brookdale’s 2017 annual meeting of stockholders) to dedicate more time to other professional commitments. Mr. Parrell intends to remain actively engaged as a member of the Board and the Audit and Investment Committees of the Board through such time.
Daniel A. Decker, Brookdale’s Executive Chairman of the Board, said, “On behalf of Brookdale and its Board of Directors, we wish Mark well in his future endeavors and thank him for his outstanding service to the Company and its shareholders. During his tenure, Mark has made many valuable contributions in numerous aspects of our business, and we look forward to continuing to benefit from his advice and counsel over the next few months.”
Mr. Decker continued, “Brookdale’s Board and management continue to be highly focused on the execution of our business strategies, including achieving consistent operational excellence and optimizing our portfolio. In addition, the Board remains hard at work, in conjunction with management and our financial and legal advisors, on our ongoing process to explore options and alternatives to create and enhance shareholder value.”
Mr. Parrell said, “Serving on the Board of Brookdale, a company dedicated to enriching the lives of seniors, has been a great privilege. I know that the Board and management team are steadfast in their commitment to increasing value for shareholders while upholding the Company’s important mission. I look forward to continuing to serve until the effective date of my resignation and wish them all the best in the future.”
About Brookdale Senior Living
Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,055 communities in 47 states and the ability to serve approximately 103,000 residents as of December 31, 2016. Through its ancillary services program, the Company also offers a range of outpatient therapy, home health and hospice services. Brookdale's stock is traded on the New York Stock Exchange under the ticker symbol BKD.
Safe Harbor
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements that are not historical statements of fact and those regarding the Company's intent or expectations relating to execution of its business strategy, portfolio optimization activities, and the creation and enhancement of shareholder value. Actual results could differ materially from those projected. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "will," "continue," “ongoing,” or other similar words or expressions. Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; the risk of overbuilding and new supply; our inability to extend (or refinance) debt (including our credit and letter of credit facilities and our outstanding convertible notes) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under our share repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisition, disposition, lease restructuring, financing, re-financing and venture transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing; our ability to successfully integrate acquisitions; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased wage pressure and union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release. We expressly disclaim any obligation to release publicly any updates or revisions to any of these forward-looking statements to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

.